Exhibit (g)(18)

FINANCIAL INVESTORS TRUST

 1290 Broadway, Suite 1000

 Denver, Colorado 80203

June 17, 2020

State Street Bank and Trust Company

Channel Center, CCB7

1 Iron Street

Boston, Massachusetts 02210

Re: Financial Investors Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established two (2) new series of shares to be known as ALPS | Smith Balanced Opportunity Fund and ALPS | Smith Credit Opportunities Fund, (the “Portfolios”).

In accordance with Section 19.6 (Additional Portfolios) of the Master Custodian Agreement dated as of June 1, 2013 as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the Fund hereby requests that State Street act as Custodian for the new Portfolios under the terms of the Agreement. In connection with such request, the Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,
FINANCIAL INVESTORS TRUST
on behalf of:

ALPS | Smith Balanced Opportunity Fund
ALPS | Smith Balanced Opportunity Fund

By:	/s/ Bradley J. Swenson
Name:	Bradley J. Swenson
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Ellyn Charters Zarracina
Name:	Ellyn Charters Zarracina
Title:	Senior Vice President
Effective Date: 8/24/2020

APPENDIX A

to

Master Custodian Agreement

Financial Investors Trust

ALPS | CoreCommodity Management CompleteCommodities Strategy Fund

ALPS | Red Rocks Global Opportunity Fund

ALPS | Smith Balanced Opportunity Fund

ALPS | Smith Credit Opportunities Fund

ALPS | Smith Short Duration Bond Fund

ALPS | Smith Total Return Bond Fund

Clough China Fund

CoreCommodity Management Cayman Commodity Fund Ltd.

RiverFront Asset Allocation Aggressive (previously, RiverFront Global Growth Fund)

RiverFront Asset Allocation Growth & Income (previously, RiverFront Dynamic Equity Income Fund)

RiverFront Asset Allocation Moderate (previously, RiverFront Moderate Growth & Income Fund)